New World Fund, Inc.
            333 South Hope Street, Los Angeles, California 90071-1406
                            Telephone (213) 486 9200






                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



    ROBERT W. LOVELACE, President and PEO, and R. MARCIA GOULD, Treasurer of New World Fund, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                          Chief Financial Officer

NEW WORLD Fund, Inc.                             NEW WORLD Fund, Inc.



/s/ Robert W. Lovelace                           /s/ R. Marcia Gould
----------------------------                     -----------------------------
Robert W. Lovelace, President                    R. Marcia Gould, Treasurer

Date: January 9, 2004                            Date: January 9, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to NEW WORLD Fund, Inc. and will be retained by NEW WORLD Fund, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.